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                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Acorn Products, Inc. 1997 Nonemployee Director Stock Incentive Plan of our report dated September 12, 1997, with respect to the consolidated financial statements and schedules of Acorn Products, Inc. included in its Annual Report (Form 10-K) for the year ended August 1, 1997, filed with the Securities and Exchange Commission.

                                           /s/  ERNST & YOUNG LLP


Columbus, Ohio
July 6, 1998